UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2012

INTCOMEX, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

333-134090	65-0893400
(Commission File Number)	(IRS Employer Identification No.)

3505 NW 107th Avenue, Miami, FL 33178

(Address of principal executive offices) (Zip Code)

(305) 477-6230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; Item 8.01 Other Events.

On June 29, 2012, Intcomex, Inc. (the “Company”) entered into an agreement (the “Release Agreement”) with Brightpoint, Inc. (“Brightpoint”), which holds an approximate 23% equity interest in the Company, Brightpoint Latin America, Inc. (“Brightpoint Shareholder”) and Brightpoint International Ltd. (“Brightpoint International” and, together with Brightpoint and the Brightpoint Shareholder, the “Brightpoint Parties”), and the parties to the shareholders agreement described below, pursuant to which the parties agreed that (i) the Purchase Agreement, dated as of March 16, 2011, by and among the Brightpoint Parties, Intcomex, Intcomex Colombia Ltda. and Intcomex de Guatemala, S.A., as amended (the “Purchase Agreement”), and the Fifth Amended and Restated Shareholders Agreement of Intcomex, dated as of April 19, 2011 (the “Shareholders Agreement”) be amended to, among other things, eliminate the non-competition covenants applicable to the Brightpoint Parties and (ii) the license agreement dated April 19, 2011 between the Company and Brightpoint (the “License Agreement”) would be terminated with immediate effect, provided that the Company retains the right to use the Brightpoint names and logos as set forth in the License Agreement in accordance with its terms for a period of 90 days from June 29, 2012. In connection with such amendments to the Purchase Agreement and Shareholders Agreement, the Brightpoint Shareholder agreed to pay to the Company $5,000,000, and cause its director nominee, Mr. J. Mark Howell, to resign from the Board of Directors of the Company, effective immediately. The Brightpoint Shareholder further permanently and irrevocably waived its rights under Articles III, IV and V of the Shareholders Agreement.

On June 29, 2012, the Company entered into a separate agreement with the Brightpoint Parties pursuant to which the Brightpoint Shareholder granted to the Company, for no additional consideration, a five-year option exercisable upon the closing of a change of control of Brightpoint to purchase the Company’s common stock held by the Brightpoint Shareholder for a purchase price of $3,000,000, less any dividends paid on such shares to the Brightpoint Shareholder prior to the exercise of the option (the “Option Agreement”).

Finally, on June 29, 2012, Mr. J. Mark Howell, pursuant to the terms of the Release Agreement, tendered his resignation as a member of the Board of Directors of the Company, effective immediately.

Mr. Howell’s resignation is not a result of a disagreement with the Company or any officer or director of the Company, or any matter with respect to the Company’s operations, policies, practices or public disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intcomex, Inc.

Date: July 2, 2012	By:	/s/ Michael F. Shalom
	Name:	Michael F. Shalom
	Title:	President & Chief Executive Officer